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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                        SUPERCONDUCTOR TECHNOLOGIES INC.

        Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

        1. The name of the Corporation is Superconductor Technologies Inc. The Corporation was originally incorporated under that name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 11, 1987.

        2. Pursuant to Sections 242 and 222 of the General Corporation Law of Delaware, the amendments and restatement herein set forth have been duly approved by the Board of Directors and the stockholders of the Corporation.

        3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

        4. The text of the Amended and Restated Certificate of Incorporation as previously amended or supplemented is hereby restated and further amended to read in its entirety as follows:


                                   "ARTICLE I

        The name of this corporation is "SUPERCONDUCTOR TECHNOLOGIES INC."


                                   ARTICLE II

        The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.




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                                   ARTICLE IV

        Section 1. Designation and Amount. The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation shall have authority to issue is 30,000,000, with par value of $0.001 per share, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 2,000,000, with par value of $0.001 per share. Of the Preferred Stock, 500,000 shares shall be designated Series A Preferred Stock ("Series A Preferred") and 125,000 shares shall be designated Series A-1 Preferred Stock ("Series A-1 Preferred").

        The undesignated 1,375,000 shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, designations, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

        The rights, preferences, privileges and restrictions granted to or imposed on the Common Stock and Preferred Stock are as follows:

               Section 2. Dividends. The holders of shares of Series A Preferred and Series A-1 Preferred shall be entitled to receive dividends, out of funds legally available therefor, payable in preference and priority to any payment of any dividend on Common Stock of the Corporation, at the rates of $0.36 per share and $0.48 per share (adjusted for any recapitalization, stock combinations, stock dividends, stock splits and the like) per annum for the Series A Preferred and the Series A-1 Preferred, respectively. Such dividends shall be payable when, as and if declared by the Board of Directors, provided that the right to such dividends shall be cumulative and be due and payable annually in arrears. No dividend shall be paid on the Common Stock in any year, other than dividends payable solely in Common Stock, until all dividends due and payable on the Preferred Stock have been declared and paid, and then such dividends on the Common Stock shall not be in excess of the dividends paid on the Preferred Stock unless the amount of such excess is also paid on the Preferred Stock on an as-converted per share basis.



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               Section 3. Liquidation Preference. In the event of any
liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "Liquidation Event"), distributions to the stockholders of the Corporation shall be made in the following manner:

                      (a) The holders of Series A Preferred and Series A-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share equal to the sum (the "Liquidation Preference") of (i) $6.00 and $8.00 for each share of Series A Preferred and Series A-1 Preferred, respectively, then held by them, adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares and, (ii) an amount equal to all unpaid dividends on the Series A Preferred and Series A-1 Preferred held by them; provided however, in the event of a Liquidation Event pursuant to Section 3(b) below that is consummated on or before March 26, 2001, the Liquidation Preference shall be $7.20 and $9.60 for each share of Series A Preferred and Series A-1 Preferred, respectively, adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like. If the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the aggregate preferential amount of shares of Preferred Stock outstanding as of the date of the distribution upon the occurrence of such event. After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held.

                      (b) For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale of all or substantially all of the assets of the Corporation, or any other corporate reorganization, in which consolidation, merger, sale of assets or reorganization the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a Liquidation Event unless the stockholders of this Corporation immediately prior to such consolidation, merger, sale of assets or reorganization hold or control more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization, in which case such consolidation, merger, sale of assets or reorganization shall not be treated as a Liquidation Event.

               Section 4. Voting Rights. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation or this Certificate of Designation, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such



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votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

               Section 5. Conversion. The holders of Series A Preferred and Series A-1 Preferred have conversion rights as follows (the "Conversion Rights"):

                      (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined: in the case of the Series A Preferred, by dividing $6.00 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion, and, in the case of the Series A-1 Preferred, by dividing $8.00 by the Series A-1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A Pre ferred shall initially be $3.00 with respect to each share of Series A Preferred (the "Series A Conversion Price"). The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A-1 Preferred shall initially be $4.00 with respect to each shares of Series A-1 Preferred (the "Series A-1 Conversion Price"). The term "Conversion Price," as used herein shall refer to the respective Conversion Price of each series of Preferred Stock. The initial Conversion Price shall be subject to adjustment as hereinafter provided.

                      (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series upon the election of holders of at least a majority of the then outstanding shares of Preferred Stock.

                      (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided



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above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion then on the date of election by a majority of the then outstanding shares of Preferred Stock, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (d) (1) Adjustment of Conversion Price of Preferred Stock. The Conversion Price shall be subject to adjustment from time to time as follows:

                                    (i) Adjustments for Subdivisions,
Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                                    (ii) Adjustments for Stock Dividends and
Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 5 or as provided in Section 2, then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                                    (iii) Adjustments for Reclassification,
Exchange and Substitution. Except as provided in Section 3 upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of



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Common Stock of the Corporation deliverable upon conversion of such share of
Preferred Stock shall have been entitled upon such reorganization or reclassification.

                    (2) Adjustments of Conversion Price for Diluting Issues. In addition to the adjustment of the Conversion Price provided in Section 5(d)(1) above, the Conversion Price shall be subject to further adjustment from time to time as follows:

                         (i) Special Definitions. For purposes of this Section
5(d)(2), the following definitions shall apply:

                              (1) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                              (2) "Original Issue Date" shall mean the dates on
which the first share of each series of Preferred Stock was first issued.

                              (3) "Convertible Securities" shall mean securities
convertible into or exchangeable for Common Stock.

                              (4) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 5(d)(2)(iii), deemed to be issued) by the Corporation after the Original Issue Date other than shares of Common Stock issued or issuable:

                                   (A) upon conversion of shares of the
Preferred Stock;

                                   (B) to officers, directors and employees of,
and consultants to, the Corporation pursuant to plans and arrangements approved by the Board of Directors;

                                   (C) as a dividend or other distribution on
the Preferred Stock or pursuant to clause (i), (ii) or (iii) of Section 5(d)(1);

                                   (D) upon the exercise of options issued prior
to the Original Issue Date;

                                   (E) to research or development collaborators
or to banks or other institutional lendors or lessors in connection with capital asset leases or borrowings for the acquisition of capital assets, pursuant to any arrangement approved by the Board of Directors; or

                                   (F) by way of dividend or other distributions
on securities referred to in clauses (A), (B), (C), (D) and (E) above.




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                         (ii) No Adjustment of Conversion Price. No adjustment
in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.

                         (iii) Deemed Issue of Additional Shares of Common
Stock.

                              (1) Options and Convertible Securities. Except as
otherwise provided in Section 5(d)(2)(i) above, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(2)(v) below) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which additional shares of Common Stock are deemed to be issued:

                                   (A) no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                   (B) if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                   (C) upon the expiration of any such Options
or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:




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                                        (I) in the case of Convertible
Securities or Options for Common Stock, the only additional shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (II) in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                   (D) no readjustment pursuant to clause (B) or
(C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                   (E) in the case of any Options which expire
by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

                         (iv) Adjustment of Conversion Price Upon Issuance of
Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(2)(iii), but excluding stock dividends, subdivisions or split-ups that are the subject of adjustment pursuant to Section 5(d)(i)) without consideration or for a consideration per share less than the Conversion Price, in effect on the date of, and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue, (ii) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (iii) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue, (ii) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (iii) the



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number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 5(d)(2)(iv), all shares of Common Stock issuable upon exercise of outstanding Options or conversion of outstanding Convertible Securities shall be deemed to be out standing, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(d)(2)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                         (v) Determination of Consideration. For purposes of
this Section 5(d)(2), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1) Cash and Property: Such consideration shall:

                                   (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation (excluding amounts paid or payable for accrued interest or accrued dividends);

                                   (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                   (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                              (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(2)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                   (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Option or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                   (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.



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               (e) No Impairment. Except as provided in Section 8, the
Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.


               (g) Notices of Record Date. In the event that the Corporation shall propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to effect any reclassification or capitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iii) to merge or consolidate with or into any other person or entity, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

                         (1) at least 20 days' prior written notice of the date
on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above; and

                         (2) in the case of the matters referred to in (ii) and
(iii) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the



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


date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of the Corporation.

          Section 6. Status of Converted Stock. In case any shares of Preferred Stock shall be repurchased or converted pursuant to Section 5, the shares so repurchased or converted shall be cancelled and shall not be issued by the Corporation and this Certificate of Designation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized Preferred Stock.

          Section 7. Redemption.

                     (a) The Corporation may, at any time after March 26, 2001, redeem in cash out of any funds legally available therefor, all of the outstanding shares of the Preferred Stock.

                     (b) At any time after March 26, 2005, 60 days after receipt of notice of an election of holders of at least two-thirds (2/3) of the then outstanding shares of the applicable series of Preferred Stock (which election shall bind all holders of such applicable series of Preferred Stock), the Corporation shall have the obligation to redeem in cash out of any funds legally available therefor, such outstanding shares of the such applicable series of Preferred Stock.

                     (c) Any redemption shall be made for a price (the "Redemption Price") equal to (i) one hundred ten percent (110%) of the Liquidation Preference per share in the case of a redemption pursuant to Section 7(a) and (ii) the Liquidation Preference per share in the case of a redemption pursuant to Section 7(b). The Corporation need not establish any sinking fund for the redemption of the Preferred Stock.

                     (d) If the Corporation elects or is required to redeem stock pursuant to Section 7(a) or (b) above, then the Corporation shall cause written notice to be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of such Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the redemption date (which shall be at least 30 days after the date of such notice (the "Redemption Date")), the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 7(e) below, on or after the Redemption Date, each holder of such Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or



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certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Nothing herein shall be deemed to prevent a holder of such Preferred Stock from converting all or part of such holder's Preferred Stock into Common Stock in accordance with the terms of Section 5 above at any time prior to a Redemption Date covering such shares, and the provisions of this
Section 7 shall not apply to any shares so converted.

                     (e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of the Preferred Stock designated for redemption in the Redemption Notice as holders of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of the Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares from holders of Preferred Stock. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, including the rights of conversion set forth in Section 5. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          Section 8. Covenants. In addition to any other rights provided by law, so long as at least twenty-five percent (25%) of the authorized Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Preferred Stock:

                     (a) amend or repeal any provision of the Corporation's Amended or Restated Certificate of Incorporation, certificates of designation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock; or

                     (b) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on parity with any such preference or priority of the Preferred Stock.



                                    ARTICLE V

          The Corporation is to have perpetual existence.

                                   ARTICLE VI

     Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind any or all of the Bylaws of the Corporation.


                                   ARTICLE VII

          Section 1. The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

          Section 2. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.


                                  ARTICLE VIII

     Elections of directors at an annual or special meeting need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                    ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.



                                   ARTICLE XI

     To the fullest extent permitted by Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

        THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 11th day of August, 1998.


                                       SUPERCONDUCTOR TECHNOLOGIES INC.



                                       /s/ M. Peter Thomas
                                       -----------------------------------------
                                       M. Peter Thomas, President and
                                       Chief Executive Officer

Attest:



/s/ James G. Evans
----------------------------------
James G. Evans, Jr., Secretary